Exhibit 99.1


             Innodata Announces First Quarter 2003 Results


    NEW YORK--(BUSINESS WIRE)--May 14, 2003--Innodata Corporation
(NASDAQ:INOD)

    --  Revenues climb 8% from Q4 2002
    --  At the same time, direct operating costs decline by 8%
    --  Early signs point to positive revenue trend in 2003

    INNODATA CORPORATION (NASDAQ:INOD), a leading provider of digital content services and solutions, today announced a net loss of $1,113,000 or $0.05 per diluted share, for the first quarter of 2003, versus net income of $243,000, or $0.01 per diluted share, for the first quarter of 2002. Of the first quarter 2003 loss, $1,049,000 represented non-cash depreciation and amortization.
    Revenues were $6,653,000 for the three months ended March 31, 2003, as compared to revenues of $12,556,000 for the same period in 2002, but were up about 8% from revenues of $6,162,000 in the fourth quarter of 2002. Of first quarter 2003 revenues, approximately 57% represented revenue from business process outsourcing engagements.
    Innodata's cash position continued to be strong at $5.7 million in the first quarter 2003, but was down from $7.3 million in the fourth quarter 2002. Approximately $300,000 of the decline resulted from scheduled capital expenditures, and the balance of the decline resulted in large part from March revenues (which were not collected at March 31, 2003) being disproportionately higher than January 2003 or February 2003 revenues. Principally as a result, accounts receivable increased to approximately $4.5 million in the first quarter 2003 from approximately $3.3 million in the fourth quarter
2002.
    In addition, working capital remained in excess of $8 million and the company had no debt other than routine trade payables.
    While first quarter 2003 revenues rose from the fourth quarter
2002, the company's direct operating costs declined by 8%, dropping from $6.3 million in the fourth quarter of 2002 to $5.8 million in the first quarter 2003. The reduction in costs resulted in part from a $250,000 fixed cost savings attributable to the closure of a facility in the fourth quarter 2002, as well as continued aggressive cost management. Since the company began its cost cutting efforts at the beginning of July 2002, it has reduced the level of fixed direct operating costs by more than $1.5 million per quarter.
    Innodata attributed the overall financial results chiefly to the recessionary business environment that has severely limited capital spending in the commercial and enterprise publishing sectors through early 2003. However, the company said it is seeing increasing indications of strengthening demand for its services.
    "We're seeing early indications that 2003 should be a better year than 2002," said Jack Abuhoff, chairman and CEO of Innodata. "As demand conditions continue to improve modestly, cost savings we've engineered from operations should help stabilize, then reverse, the cash flow trend of the past few quarters. I'm optimistic about the second half of 2003.
    "At this point, it looks to me that we're getting back on the right track," Abuhoff noted.
    Under the terms of Innodata's stock buyback program, there remains approximately $1.1 million in outstanding authorization should the company decide to buy back shares.

    Timing of Conference Call with Q&A

    Innodata will conduct an investor conference call, including a question & answer period, at 11:00 a.m. EDT today. Interested parties can participate in this call by dialing the following call-in numbers:

1-800-915-4836 (Domestic)
1-973-317-5319 (International)

    Replays will also be made available at:

1-800-428-6051 (Domestic Replay)
1-973-709-2089 (International Replay)
(Passcode on Replay only: 291811)

    Investors are also invited to access a live Webcast of the conference call at the Investor Relations section of www.innodata.com. Please note that the Webcast feature will be in a listen-only mode. Call-in or Webcast replay will be available for 30 days following the conference call.

    About Innodata

    Innodata (www.innodata.com / www.isogen.com) is a leading provider of digital content services and solutions. Innodata, based in the New York metro area, delivers content manufacturing, content conversion, XML transformation, systems engineering, and education in XML and related standards to leading companies in fields as diverse as publishing, telecommunications, healthcare and defense. Innodata's six content manufacturing centers based in Asia provide peerless outsourced support to companies worldwide, and its ISOGEN unit offers advanced systems engineering and education at four U.S.-based solutions centers. In 2001, Fortune and Business Week each rated Innodata as one of the 100 top-performing public companies in the U.S.

    This release contains certain forward-looking statements, including without limitation, statements concerning the Company's operations, economic performance, and financial condition. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The words "believe," "expect," "anticipate," "indicate," "point to" and other similar expressions generally identify forward-looking statements, which speak only as of their dates.
    These forward-looking statements are based largely on the Company's current expectations, and are subject to a number of risks and uncertainties, including without limitation, continuation or worsening of present depressed market conditions, changes in external market factors, the ability and willingness of the Company's clients and prospective clients to execute business plans which give rise to requirements for digital content and professional services in knowledge processing, difficulty in integrating and deriving synergies from acquisitions, potential undiscovered liabilities of companies that Innodata acquires, changes in the Company's business or growth strategy, the emergence of new or growing competitors, various other competitive and technological factors, and other risks and uncertainties indicated from time to time in the Company's filings with the Securities and Exchange Commission.
    Actual results could differ materially from the results referred to in the forward-looking statements. In light of these risks and uncertainties, there can be no assurance that the results referred to in the forward-looking statements contained in this release will occur.



                 INNODATA CORPORATION AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED BALANCE SHEETS
                            (In Thousands)

                                     March 31, 2003  December 31, 2002
                                     --------------  -----------------
                                       Unaudited       Derived from
                                                         audited
                                                        financial
                                                        statements
ASSETS

CURRENT ASSETS:
Cash and equivalents                       $ 5,765            $ 7,255
Accounts receivable-net                      4,530              3,253
Prepaid expenses and other current
 assets                                        728                706
Refundable income taxes                      1,412              1,491
Deferred income taxes                        1,500              1,501
                                            -------            -------

       Total current assets                 13,935             14,206

PROPERTY AND EQUIPMENT - NET                 6,104              6,707

OTHER ASSETS                                   859              1,109

GOODWILL                                       675                675
                                            -------            -------
TOTAL                                      $21,573            $22,697
                                            =======            =======

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable and accrued expenses      $ 2,532            $ 2,655
Accrued salaries and wages                   2,706              2,526
Income and other taxes                         401                455
                                            -------            -------

       Total current liabilities             5,639              5,636
                                            -------            -------

DEFERRED INCOME TAXES PAYABLE                1,478              1,492
                                            -------            -------


STOCKHOLDERS' EQUITY                        14,456             15,569
                                            -------            -------

TOTAL                                      $21,573            $22,697
                                            =======            =======




                 INNODATA CORPORATION AND SUBSIDIARIES
            CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
               (In Thousands, except per share amounts)
                              (Unaudited)

                                                   Three Months Ended
                                                        March 31,
                                                     2003        2002
                                                   -------     -------

REVENUES                                          $ 6,653     $12,556
                                                   -------     -------

OPERATING COSTS AND EXPENSES:
 Direct operating expenses                          5,825       9,739
 Selling and administrative expenses                2,046       2,483
 Interest income - net                                 (9)         (4)
                                                   -------     -------

     Total                                          7,862      12,218
                                                   -------     -------
(LOSS) INCOME BEFORE (BENEFIT FROM) PROVISION
 FOR INCOME TAXES                                  (1,209)        338

(BENEFIT FROM) PROVISION FOR INCOME TAXES             (96)         95
                                                   -------     -------
NET (LOSS) INCOME                                 $(1,113)    $   243
                                                   =======     =======


BASIC (LOSS) INCOME PER SHARE                     $  (.05)    $   .01
                                                   =======     =======
WEIGHTED AVERAGE SHARES OUTSTANDING                21,436      21,450
                                                   =======     =======

DILUTED (LOSS) INCOME PER SHARE                   $  (.05)    $   .01
                                                   =======     =======
ADJUSTED DILUTIVE SHARES OUTSTANDING               21,436      23,901
                                                   =======     =======



    CONTACT: Innodata Corporation
             Al Girardi, 201/488-1200, ext. 5392
             al_girardi@innodata.com